UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2024

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 25, 2024, QVC, Inc. (“QVC”), an indirect, wholly owned subsidiary of Qurate Retail, Inc. (the “Company”), closed QVC’s previously disclosed offers to exchange (the “Exchange Offer”) and purchase any and all of its outstanding 4.750% Senior Secured Notes due 2027 (the “Old 2027 Notes”) and its outstanding 4.375% Senior Secured Notes due 2028 (the “Old 2028 Notes” and together with the Old 2027 Notes, the “Old Notes”) for its newly issued 6.875% Senior Secured Notes due 2029 (“New Notes”) and, as applicable, cash. The early settlement date for QVC’s previously disclosed offers to purchase the Old Notes for cash (together with the Exchange Offers, the “Offers”), made to holders of the Old Notes who were not eligible to participate in the Exchange Offers, also occurred on September 25, 2024 (together with the closing of the Exchange Offers, the “Settlement”). In connection with the Settlement, approximately $605 million aggregate principal amount of New Notes were issued and approximately $352 million in cash was paid in exchange for the Old Notes validly tendered and accepted by QVC in the Offers, plus accrued and unpaid interest from the last applicable interest payment date to, but excluding, the Settlement Date, which was approximately $4 million, without giving effect to any Old Notes that may still be tendered in QVC’s offers to holders who were not eligible to participate in the Exchange Offers. Liberty Interactive LLC (“LI LLC”), a wholly owned subsidiary of the Company, through its subsidiaries, contributed approximately $277 million in cash to fund a portion of the cash consideration to be paid in Offers. As of September 25, 2024, approximately $44 million aggregate principal amount of Old 2027 Notes remain outstanding and approximately $72 million principal amount of Old 2028 Notes remain outstanding.

In connection with the issuance of the New Notes, on September 25, 2024, QVC entered into an indenture (the “Indenture”) with certain of its subsidiaries (together, the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The New Notes will bear interest at a rate of 6.875% per annum and will mature on April 15, 2029. Interest on the New Notes will accrue from September 25, 2024 and will be payable semi-annually, on April 15 and October 15 of each year, commencing on April 15, 2025. The New Notes are secured by a first-priority perfected lien on the capital stock of QVC, which also secures QVC’s existing secured indebtedness and may secure certain future indebtedness. The New Notes are guaranteed by the Guarantors, which guarantee the borrowings under QVC’s existing secured indebtedness. The guarantees are the Guarantors’ senior unsecured obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024

QURATE RETAIL, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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